Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Immunic, Inc. (formerly known as Vital Therapies, Inc.) of our report dated March 4, 2019 relating to the financial statements, which appears in Vital Therapies, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2018.

/s/ PricewaterhouseCoopers LLP
San Diego, California
September 20, 2019